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Filed Pursuant to Rule 424(b)(3) and (c)
File Number 333-47288

PROSPECTUS SUPPLEMENT DATED NOVEMBER 8, 2000
to
Prospectus Dated October 18, 2000
8,908,110 SHARES
INTERNAP NETWORK SERVICES CORPORATION
COMMON STOCK

    This prospectus supplement supplements our prospectus dated October 18, 2000 and relates to the public offering, which is not being underwritten, and sale of 8,908,110 shares of our common stock by certain of our shareholders or by distributees, pledgees, donees, transferees or other successors in interest that received such shares as a gift, partnership distribution or other non-sale related transfer. The selling shareholders received the shares in connection with the acquisition by us of CO Space, Inc. or VPNX.com, Inc. You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information herein contained supersedes the information contained in the prospectus.

SELLING SHAREHOLDERS

    On November 2, 2000, CO Space Voting, Inc. distributed 587,172 shares of common stock to its shareholders. These participants were not specifically named in the prospectus. The following table provides information with respect to the number of shares of common stock beneficially owned by these shareholders who are not specifically identified in the prospectus as selling shareholders and the number of shares of common stock to be registered for sale hereby. The table of selling shareholders in the prospectus is hereby amended to include the shareholders of CO Space Voting, Inc. as selling shareholders.

Name of Selling Shareholder	Shares Being Offered
Shareholders of CO Space Voting, Inc.	587,172

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PROSPECTUS SUPPLEMENT DATED NOVEMBER 8, 2000 to Prospectus Dated October 18, 2000 8,908,110 SHARES INTERNAP NETWORK SERVICES CORPORATION COMMON STOCK
SELLING SHAREHOLDERS